Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

GILEAD SCIENCES, INC.

Gilead Sciences, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that:

FIRST:                                                      Section 2(c) of Article VI of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety.

SECOND:                                       Section 2(d) of Article VI of the Restated Certificate of Incorporation of the Corporation is hereby renumbered “Section 2(c)”, but the provisions of such section otherwise remain unchanged and in full force and effect.

THIRD:                                                  Article VI of the Restated Certificate of Incorporation of the Corporation is hereby amended to add a new Section 3 to the end of Article VI, reading in its entirety as follows:

SECTION 3. STOCKHOLDER ACTION BY WRITTEN CONSENT.

(a)                                 Action by Written Consent. All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of the Corporation may be effected by the written consent of the holders of stock of the Corporation entitled to vote thereon. The holders of Common Stock may not act by written consent in lieu of a meeting of stockholders except (a) in accordance with this Article VI (including, without limitation, the requirements set forth herein with respect to submitting a request that the Board of Directors fix a record date for determining the stockholders entitled to take such action) or (b) pursuant to resolutions adopted by the Board of Directors authorizing one or more actions to be taken by written consent. Any written consent to take action in lieu of a meeting of stockholders may be revoked by the stockholder who executed such consent prior to the effectiveness of the stockholder action or actions set forth in such written consent by delivery to the Corporation of a revocation of such consent. References in this Article VI and the Bylaws to a written consent shall be deemed to include a telegram, cablegram or other electronic transmission consenting to an action to be taken if such transmission complies with Section 228 of the Delaware General Corporation Law.

(b)                                 Request for Record Date. The record date for determining holders of Common Stock entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors or otherwise established under this Article VI. Any stockholder seeking to have the holders of Common Stock authorize or take corporate action by written consent without a meeting shall, by written request addressed to the secretary of the Corporation and delivered to the Corporation and signed by holders of record of at least 20% of the outstanding shares of Common Stock, request that a record date be fixed for such purpose. The written request must contain the information set forth or identified in paragraph (c) of this Article VI. Following receipt of the request, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information requested by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article VI and, if appropriate, may adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article VI or if no such determination shall have been made by the date required by this Article VI, and in either event no record date has been fixed by the Board of Directors, the record date shall be the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken by written consent is delivered to the Corporation in accordance with paragraph (f) of this Article VI and Section 228 of the DGCL; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. The Board of Directors may fix a record date to determine the stockholders entitled to deliver written requests, whether or not the Corporation has already received one or more written requests pursuant to this Article VI. A request to set a record date for determining the holders of Common Stock entitled to consent to an action may be revoked by the stockholder who submitted such request by delivery of a revocation of such request to the Corporation at any time prior to the time written requests to set a record date from the holders of 20% of the outstanding shares of Common Stock, submitted in accordance with this Article VI, are received by the Corporation.

(c)                                  Notice Requirements. Any request required by paragraph (b) of this Article VI must be delivered by the holders of record of at least 20% of the outstanding shares of Common Stock (with evidence of such ownership attached to the request, including, if the record holders submitting such request are not the beneficial owners of such shares, evidence that the beneficial owners on whose behalf the request is submitted beneficially own at least 20% of the outstanding shares of Common Stock), must be executed by each stockholder of record submitting such request and must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by the Bylaws as though each such stockholder submitting a request was intending to make a nomination or to bring any other matter before a meeting of stockholders and (ii) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the Bylaws of the Corporation). The Corporation may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article VI, the Bylaws and applicable law. In connection with an action or actions proposed to be taken by written consent in accordance with this Article VI, the stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as of the record date for determining the stockholders entitled to consent to such action or actions as would be required by the Bylaws as of the record date for a meeting of stockholders if such action were a nomination or other matter proposed to be brought before a meeting of stockholders.

(d)                                 Actions Which May Be Taken by Written Consent. The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the record date request does not, or record date requests were solicited in a manner that did not, comply with this Article VI, the Corporation’s Bylaws or applicable law, (ii) such action relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the record date request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting of stockholders or (y) 30 days after the first anniversary of the immediately preceding annual meeting of stockholders, (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the record date request is delivered, (v) a Similar Item was presented at an annual or special meeting of stockholders held not more than 90 days before the record date request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a record date request, or (vii) the record date request was made, or record date requests were solicited, in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law.

(e)                                  Manner of Consent Solicitation. Holders of Common Stock may take action by written consent only if (i) consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of stock of the Corporation entitled to vote on the matter pursuant to and in accordance with this Article VI and applicable law and (ii) the solicitation materials delivered by such stockholders include a description of the action or actions proposed to be taken by written consent and, with respect to each person or entity directing such solicitation or on whose behalf such solicitation is made, a description of any material interest of such person or entity in the action or actions proposed to be taken by written consent, as well as any other information required under applicable law.

(f)                                Delivery of Consents. No consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first date on which a consent is delivered in the manner required by this Article VI, and not later than 120 days after the record date for determining the stockholders entitled to consent to such action, consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. No consents may be delivered to the Corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation in the manner required by Section 228 of the DGCL. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of consents, the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in consents have given consent; provided, however, that if the action to which the consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as independent inspectors (“Inspectors”) with respect to such consent and such Inspectors shall discharge the functions of the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, under this Article VI. If after such investigation the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g)                                 Effectiveness of Consent. Notwithstanding anything in this Certificate of Incorporation to the contrary, no action may be taken by written consent except in accordance with this Article VI, the Bylaws and applicable law. The Board of Directors shall determine in good faith whether the requirements set forth in this Article VI and the Bylaws have been satisfied. If the Board of Directors shall determine in good faith that any request to fix a record date or any stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article VI, the Bylaws or applicable law, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article VI, the Bylaws or applicable law, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (f) of this Article VI, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation. The action by written consent will take effect as of the date and time of such certification and will not relate back to the date that the written consents were delivered to the Corporation.

(h)                                 Challenge to Validity of Consent. Nothing contained in this Article VI shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(i)                                    Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article VI shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

FOURTH:                                     Each of the foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested to by its Secretary this 8th day of May, 2019.

GILEAD SCIENCES, INC.

			By:	/s/ Daniel O’Day
				Name:	Daniel O’Day
				Title:	Chief Executive Officer
ATTEST:

By:	/s/ Brett A. Pletcher
	Name:	Brett A. Pletcher
	Title:	Corporate Secretary